                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14 A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               [(AMENDMENT NO.__ ]

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/      Preliminary Proxy Statement
/ / Confidential, for Use for the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       World Wireless Communications, Inc.
                (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.

/ / Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: Common Stock, par value $.001 per share

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and sate how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

/ /      Fee paid previously with preliminary materials.

/ / Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing of registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registrant Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                       World Wireless Communications, Inc.

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 5, 2001

                                                     Greenwood Village, Colorado
                                                           October 12, 2001


To the Stockholders of
         World Wireless Communications, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of World Wireless Communications, Inc. (the "Company") will be held on November 5, 2001 at 3 P.M., Central Standard Time, at 5670 Greenwood Plaza Boulevard, Penthouse, Greenwood Village, Colorado 80111, for the following purposes:

         1. To elect four directors to serve for a one-year term and until their successors are duly elected and qualified;

         2.       To ratify the appointment of independent auditors;

         3. To approve (a) the mandatory conversion of up to $5,000,000 in principal amount of the Company's Senior Secured Notes issuable to a group comprising the Company's largest stockholder, Michael Lauer, Lancer Offshore, Inc. and Lancer Partners L.P., and their affiliates (including the Senior Secured Notes dated May 17, 2001, August 7, 2001, September 6, 2001 and September 17, 2001 totaling $1,750,000 in principal amount issued to such group), into up to 25,000,000 shares of the Company's Common Stock and (b) the issuance of up to 2,810,542 shares of the Company's Common Stock pursuant to the exercise of the warrants which may be granted to such creditors in connection with such financing (including the warrants to purchase 964,286 shares outstanding as of September 30, 2001):

         4. To approve (a) the mandatory conversion of the Company's shares of Senior Preferred Stock potentially issuable in a financing into up to 16,666,667 shares of the Company's Common Stock and (b) the potential issuance of up to 8,333,333 shares of the Company's Common Stock pursuant to the exercise of the warrants issued to the holders of the Senior Preferred Stock;

         5. To approve an amendment to the Company's Articles of Incorporation increasing the Company's authorized capital stock from 50,000,000 shares of Common Stock, $.001 par value, to 100,000,000 shares of Common Stock, $.001 par value; and

         6. To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof.

         Stockholders of record at the close of business on September 24, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof.


                                    By Order of the Board of Directors


                                    David D. Singer
                                    President


         IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                       World Wireless Communication, Inc.

                                 PROXY STATEMENT

  RECORD DATE, SOLICITATION, VOTING AND REVOCABILITY OF PROXIES, VOTING RIGHTS

         This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the holders of the Common Stock of World Wireless Communications, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on November 5, 2001 at 3:00 p.m., Central Standard Time, at 5670 Greenwood Plaza Boulevard, Penthouse, Greenwood Village, Colorado 80111, and at any adjournment of postponement thereof (the "Annual Meeting"). The close of business on September 24, 2001 is the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

         This Proxy Statement and proxies for use at the meeting will be mailed to stockholders on or about October 12, 2001, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or in person by the officers, directors or regular employees of the Company. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

         A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no instructions are given, the proxies intend to vote the shares represented thereby for the election of all directors as indicated in Proposal No. 1 and for all of the other Proposals No. 2, 3, 4 and 5 as set forth in the accompanying Notice of Annual Meeting of Stockholders, and in accordance with their best judgment on any other matters that may properly come before the meeting.

         As the close of business on September 24, 2001, the Company had 31,387,087 shares of Common Stock, $.001 par value, issued and outstanding. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. The presence, whether in person or by duly executed proxy, of the holders of one-third of outstanding shares of Common Stock entitled to vote at a meeting is necessary to constitute a quorum. Shares that reflect abstentions or "broker non-votes" (i.e., shares held by brokers that are represented at the meeting but as to which such brokers have not received instructions from the beneficial owners and with respect to one or more but not all issues, such brokers do not have discretionary voting power to vote such shares) will be counted for purposed of determining whether a quorum is present for the transaction of business at the meeting but will not be counted as votes on any proposals at the meeting. Accordingly, abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors or on all the other Proposals No. 2, 3, 4 and 5. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented and actually voted at the meeting is required for the election of directors.

         The Company's Annual Report for the fiscal year ended December 31, 2000 is being mailed to stockholders concurrently with this statement.

         The Board of Directors knows of no matters, other than stated above, to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the Annual Meeting from time to time.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of September 18, 2001 by (i) each person or group who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company and (iii) all directors and executive officers of the Company as a group. The beneficial ownership reflected in columns 1 and 2 reflects beneficial ownership prior to the impact of any stockholder vote on Proposals No. 3, 4 and 5 hereof; columns 3, 4, 5 and 6 reflect the impact of any stockholder vote on Proposals No. 3 and 5 hereof; and columns 7, 8, 9 and 10 reflect the impact of any stockholder vote on Proposals No. 3, 4 and 5. Except as otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock shown as of September 18, 2001, except to the extent authority is shared by spouses under applicable law.

                                                            Amount and Nature of Beneficial
                                                                      Ownership

                                                                             Assuming                     Assuming
                                                                             Only Loans                 All 20 Units
                                                                           of $1,750,000           of Senior Preferred
                                                                           From Existing                Stock and
                                                                           Shareholders(3)         Warrants are Sold(4)
                                            As of                      ----------------------     -----------------------
Name and Address                        September 18,      Percent                    Percent                      Percent
Beneficial Owner                           2001(1)       of Class(2)     Number       of Class       Number       of Class
----------------                       ---------------   -----------   ----------     --------     ----------     --------
(1) MORE THAN 5%
    BENEFICIAL OWNERS

Michael Lauer                          7,295,853(7)(8)       23.4      17,010,139       41.4      17,010,139        25.7
c/o Lancer Group
375 Park Avenue
New York, New York 10166

Lancer Offshore Inc.                   4,880,662(7)          15.6      11,068,162       26.9      11,068,162        16.7
c/o Lancer Group
375 Park Avenue
New York, New York 10166

Lancer Partners, LP                    2,305,650(7)           7.4       5,268,157       12.8       5,268,157         8.0
c/o Lancer Group
375 Park Avenue
New York, New York 10166

Orbiter Fund Ltd.                        109,541(7)             *         109,541          *         109,541           *
375 Park Avenue
New York, New York 10166

RUSP Holdings S.A.                     2,500,000(9)           8.0       2,500,000        6.1       2,500,000         3.0
C.So. Dante, Turin, Italy

Elkron International S.p.A.              650,000(9)           2.1         650,000        1.6         650,000           *
Via Carducci
Turin, Italy

Tanalux S.A.                             350,000(9)           1.1         350,000          *         350,000           *
5 Rue Emil
Bian L-1235
Luxembourg

(1) DIRECTORS AND
EXECUTIVE OFFICERS *

David D. Singer,                         439,500(10)          1.4         439,500        1.1         439,500           *
World Wireless Communications, Inc.
5670 Greenwood Plaza
  Boulevard, Penthouse
Glenwood Village, Colorado 80111

Charles Taylor                            10,000(11)            *          10,000          *          10,000           *
World Wireless Communications, Inc.
5670 Greenwood Plaza
  Boulevard, Penthouse
Glenwood Village, Colorado 80111

Malcolm P. Thomas                         12,000(12)            *          12,000          *          12,000           *
Building Technology Engineers
1560 Brookhollow Drive
Suite 220
Santa Ana, California 92705

M. Robert Carr                            15,000(13)            *          15,000          *          15,000           *
815 Connecticut Avenue N.W.
Washington, D.C.

Robert Hathaway                              400                *             400          *           4,000
World Wireless Communications, Inc.
5670 Greenwood Plaza
  Boulevard, Penthouse
Glenwood Village, Colorado 80111

(2) ALL DIRECTORS AND OFFICERS AS
    A GROUP                              476,900              1.5         476,900        1.2         476,900           *

                                                            Amount and Nature of Beneficial
                                                                      Ownership

                                                     Assuming                              Assuming
                                                     Loans of                            All 20 Units
                                                    $5,000,000                       of Senior Preferred
                                                  From Existing                      Stock and Warrants
                                                 Shareholders(5)                        Are Sold (6)
                                           ---------------------------           --------------------------
Name and Address                                               Percent                              Percent
Beneficial Owner                             Number           of Class             Number          of Class
----------------                           ----------         --------           ----------        --------
(1) MORE THAN 5%
    BENEFICIAL OWNERS
Michael Lauer                              35,106,395           59.3             35,106,395              41.6
c/o Lancer Group
375 Park Avenue
New York, New York 10166

Lancer Offshore Inc.                       18,445,881           31.2             18,445,881              21.9
c/o Lancer Group
375 Park Avenue
New York, New York 10166

Lancer Partners, LP                        15,986,694           27.0             15,986,694              19.0
c/o Lancer Group
375 Park Avenue
New York, New York 10166

Orbiter Fund Ltd.                             109,541              *                109,541                 *
375 Park Avenue
New York, New York 10166

RUSP Holdings S.A.                          2,500,000            4.2              2,500,000               3.0
C.So. Dante, Turin, Italy

Elkron International S.p.A.                    15,000            1.1                650,000                 *
Via Carducci
Turin, Italy

Tanalux S.A.                                  350,000              *                350,000                 *
5 Rue Emil
Bian L-1235
Luxembourg

(1) DIRECTORS AND
EXECUTIVE OFFICERS *

David D. Singer,                              439,500            1.1                439,500                 *
World Wireless Communications, Inc.
5670 Greenwood Plaza
  Boulevard, Penthouse
Glenwood Village, Colorado 80111

Charles Taylor                                 10,000              *                 10,000                 *
World Wireless Communications, Inc.
5670 Greenwood Plaza
  Boulevard, Penthouse
Glenwood Village, Colorado 80111

Malcolm P. Thomas                              12,000              *                 12,000                 *
Building Technology Engineers
1560 Brookhollow Drive
Suite 220
Santa Ana, California 92705

M. Robert Carr                                 15,000              *                 11,000                 *
815 Connecticut Avenue N.W.
Washington, D.C.

Robert Hathaway                                 4,000              *                    400                 *
World Wireless Communications, Inc.
5670 Greenwood Plaza
  Boulevard, Penthouse
Glenwood Village, Colorado 80111

(2) ALL DIRECTORS AND OFFICERS AS
    A GROUP                                   476,900              *                476,900                 *


----------
* Donald I. Wallace, our executive Vice President of the Company and the President of X-traWeb, Inc., a wholly owned subsidiary of the Company, resigned as of August 31, 2001 for personal reasons.

----------
* Less than one percent.

(1) Unless otherwise indicated, this column reflects shares owned beneficially and of record and as to which the named party has sole voting power and sole investment power. This column also included shares issuable upon the exercise of options or similar rights which are exercisable within 60 days from July 15, 2001.

(2) In computing the percentage of shares beneficially owned by any person, shares which the person has the right to acquire upon the exercise of options or other rights held by such person within 60 days from September 17, 2001 are deemed outstanding. Such shares are not deemed to be outstanding in computing the percentage ownership of any other person.

(3) Assumes (i) Lancer Offshore, Inc,. Lancer Partners L.P., Michael Lauer and their affiliates only make loans to the Company totaling $1,475,000, (ii) the shares of the Company's common stock issuable upon the conversion of the loans and the exercise of the warrants issuable to such creditors are issued and (iii) no units of the Company's offering of units consisting of shares of Senior Preferred Stock and detachable warrants are sold in the current offering thereof.

(4) Assumes (i) Lancer Offshore, Inc,. Lancer Partners L.P., Michael Lauer and their affiliates only make loans to the Company totaling $1,475,000, (ii) the shares of the Company's common stock issuable upon the conversion of the loans and the exercise of the warrants issuable to such creditors are issued and (iii) all units of the Company's offering of units consisting of shares of Senior Preferred Stock and detachable warrants are sold in the current offering thereof and are purchased by persons other than Michael Lauer, Lancer Offshore, Inc. Lancer Partners L.P. and the Orbiter Fund, Ltd.

(5) Assumes (i) Lancer Offshore, Inc. and Lancer Partners L.P. increase their loans to the Company to a total of $4,900,000 or $2,450,000 each, which, together with Michael Lauer's loan of $100,000, totals $5,000,000, (ii) the shares of the Company's common stock issuable upon the conversion of the loans and the exercise of the warrants issuable to such creditors are issued and (iii) no units of the Company's offering of units consisting of shareholders Senior Preferred Stock and detachable warrants are sold in the current offering thereof.

(6) Assumes (i) Lancer Offshore, Inc. and Lancer Partners L.P. increase their loans to the Company to a total of $4,900,000 or $2,450,000 each, which, together with Michael Lauer's loan of $100,000, totals

$5,000,000, (ii) the shares of the Company's common stock issuable upon the conversion of the loans and the exercise of the warrants issuable to such creditors are issued and (iii) 25,000,000 shares of the Company's Common Stock are issued pursuant to its offering of units consisting of shares of Senior Preferred Stock and warrants and are purchased by persons other than Michael Lauer, Lancer Offshore, Inc. Lancer Partners Inc. and The Orbiter Fund Ltd.


(7) Of these shares, none is owned of record by Mr. Lauer in street name; 4,880,662 are held directly and of record by Lancer Offshore, Inc.; 2,305,650 are held directly and of record by Lancer Partners, LP.; and 109,541 are held directly and of record by the Orbiter Fund Ltd. Mr. Lauer is believed to control the voting and disposition of these shares by virtue of being the investment manager for these entities. He is also the general partner of Lancer Partners LP.

(8) Michael Lauer is deemed to be an indirect beneficial owner of these shares.

(9) Dr. Ferrucio Commetto is believed to control the voting and disposition of the shares owned by the three corporations by virtue of his being the president thereof.

(10) Includes 50,000 and 160,000 shares issuable upon presently-exercisable and fully vested options granted under the Company's 1997 and 1998 stock option plans, respectively, but excludes 237,500 shares transferred to his ex-wife in 1999 as part of a divorce settlement.

(11) Includes 88,000 shares issuable upon presently exercisable and fully vested options under a 1998 stock option plan.

(12) Includes 10,000 shares issuable upon the exercise of options granted in January, 2000 in recognition of services as a director.

(13) Includes 5,000 shares issuable upon the exercise of options granted in November, 2000 in recognition of services as a director.


PROPOSAL NO. 1- ELECTION OF DIRECTORS

         The Company has a Board of Directors consisting of four directors. At each Annual Meeting the directors are elected for a term of one year and until their successors are elected and qualify. All of the Company's directors are listed below with their principal occupations for the last five years.

         Should such nominees be unable or unwilling to accept nomination or election, it is intended that the accompanying proxy will be voted for such other persons as may be nominated by the Board of Directors.

         The nominees have been previously elected by the stockholders. The Board of Directors has no reason to believe that the nominees will be unavailable to serve if elected.

         The Board of Directors deems Proposal No. 1 to be in the best interest of the Company and its stockholders and recommends a vote FOR election of the candidates for election.

                  INFORMATION REGARDING NOMINEES AND DIRECTORS

         The following sets forth certain information with respect to those persons nominated as directors.

                       NOMINEES FOR ELECTION AS DIRECTORS


DIRECTOR, YEAR FIRST ELECTED        AGE       PRINCIPAL AS DIRECTOR OCCUPATION, BUSINESS AND DIRECTORSHIPS
----------------------------        ---       ------------------------------------------------------------
David D. Singer-                    51        Mr. Singer was appointed our
1996                                          President in November 1996, and became one of our
                                              Directors in February 1997, from 1977 to 1983, Mr.
                                              Singer was President of CSL Energy Controls, Inc.,
                                              a company specializing in third party energy
                                              conservation.  From 1983 to 1985, Mr. Singer was a
                                              special consultant to the General President of the
                                              Sheetmetal Workers Association.  From 1985 to 1988,
                                              Mr. Singer was Vice President First Municipal
                                              Division, Bank One Leasing Corporation.  From 1989
                                              to 1994, Mr. Singer was President of Highland
                                              Energy Group.  From 1991 to 1996, Mr. Singer was
                                              employed by Navtech Industries, Inc., an electronic
                                              assembly company, as Vice President Sales and
                                              Marketing from February 1994 to July 1995, and as
                                              President and Chief Operating Officer from July
                                              1995 to July 1996.

M. Robert Carr-                     57        Mr. Carr was elected of one Directors on
2000                                          April 26, 2000 and was elected as a member of out
                                              Audit Committee on such date.  During the period
                                              from 1995 to present, Mr. Carr has served as a
                                              principal of the Carr Company, a management and
                                              policy consulting firm based in Washington, D.C.
                                              Mr. Carr's current and past clients include General
                                              Motors Corp. and United Airlines.  Previously Mr.
                                              Carr served as a United States Congressman from the
                                              State of Michigan during the period from 1975 to
                                              1981 and 1983 to 1995.  There he served as Chairman
                                              of the House Transportation Subcommittee.  He also
                                              served on the House Armed Services, Judiciary and
                                              Interior and Insular Affairs Committees.

Charles Taylor-                     51        Mr. Taylor was elected one of our Directors in July,
1999                                          1999 and was elected as a member of our Audit,
                                              Compensation and Stock Option Committees on November
                                              11, 1999. During the period from 1995 through
                                              December 31, 2000, Mr. Taylor had been a senior
                                              investment advisor with Amerindo Investment Advisors
                                              based in New York City and was a senior

                                              member of a team that managed approximately $4
                                              billion in growth portfolios, including the Amerindo
                                              Technology Fund. Prior to such period, Mr. Taylor
                                              served as a technology analyst with several major
                                              investment banking firm. Mr. Taylor is now
                                              self-employed.

Malcolm P. Thomas-                  50        Mr. Thomas was elected one of our Directors effective
1999                                          September 2, 1999 and was elected as a member of our
                                              Audit Committee on November 11, 1999 and of our
                                              Compensation and Stock Option Committees on January
                                              20, 2000. During the period from 1991 to December 31,
                                              2000, Mr. Thomas was the Director of Operations and
                                              Marketing at Fluor Global Services, Inc., a
                                              wholly-owned subsidiary of Flour Corporation (a New
                                              York Stock Exchange company), having been promoted
                                              from Manager of Marketing Services and Operations in
                                              the Western United States for his corporation.
                                              Commencing in January, 2001, Mr. Thomas has been the
                                              Executive Vice President and General Manager of
                                              Building Technology Engineers, a joint venture
                                              subsidiary of EMCOR Group and CB Richard Ellis.


ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

Attendance at Board of Directors and Committee Meetings

         During calendar year 2000, the Board of Directors held four meetings. During that calendar year, each Director attended 100% of the aggregate of (i) the meetings of the Board of Directors and (ii) the meetings of the committees on which such director served that were held during the period in which he was a director.

Committees of the Board

         The Company's Board of Directors has a Compensation Committee, a Stock Option Committee and an Audit Committee, but does not have a Nominating Committee. The responsibilities of these committees of the Company's Board of Directors are described below:

         Compensation Committee. The Compensation Committee during calendar year 2000 consisted of Messrs. Malcolm Thomas and Charles Taylor, each of whom is an independent director, and Stephen R. Field, Esq., an outside counsel to the Company. Such committee reviews the Company's executive compensation and benefit policies, approved the compensation for the President and the second highest paid executive officer of the Company, and administers the 2001 Incentive Compensation Plan. The Compensation Committee met five times during calendar year 2000. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with the Company's officers or other directors.

         Stock Option Committee. The Stock Option Committee during calendar year 2000 consisted of Messrs. Malcolm P. Thomas and Charles Taylor, each an independent director, and Stephen R. Field, Esq. an outside counsel to the Company. Such committee administers the Company's 1998 Employee Incentive Stock Option Plan and the 1998 Non-Qualified Stock Option Plan. The Stock Option Committee met five times during calendar year 2000.

         Audit Committee. The Audit Committee during calendar year 2000 consisted of Messrs. Charles Taylor, Malcolm P. Thomas and M. Robert Carr, each of whom is an independent director within the meaning of the applicable American Stock Exchange listing standards. This committee recommends to the Board of Directors the appointment of the independent public accountants, reviews the scope and budget for the annual audit, and reviews the results of the annual audit and quarterly reviews the Company's financial statements by the independent public accountant. The Audit Committee met five times during calendar year 2000. The Board of Directors of the Company adopted a written charter for the Audit Committee which is attached hereto as Appendix A.

Compensation of Directors

         Each non-employee director currently receives an option to purchase 15,000 shares of the Company's common stock upon his or her initial election or appointment to the Board. One- third of the shares subject to such option vests on the date of grant and one-third vests at the end of each of the next two anniversary dates. In addition, each non-employee director receives $1,000 for attending each meeting of the Board, whether in person or by telephone.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The table below sets forth information concerning compensation paid in 1998, 1999 and 2000 to David D. Singer, the Company's Chairman and President and Donald I. Wallace, the former President of X-traWeb, Inc. Except as set forth in the table, no executive officer of the Company received compensation of $100,000 for more in 1998, 1999 and 2000.



                           SUMMARY COMPENSATION TABLE



                               ANNUAL COMPENSATION                                   LONG TERM COMPENSATION (1)

                                                                                AWARDS                          PAYOUTS

                                                               Other       Restricted                                    All
Name and                                                       Annual        Stock            Options       LTIP        Other
Principal Position            Year      Salary      Bonus   Compensation   Awards ($)/        SARs(#)     Payouts    Compensation
------------------            ----      ------      -----   ------------   -----------      -----------  ---------   ------------
David D. Singer (1) (2)       2000   $  205,571       --              --            --               --         --
President                     1999      151,653       --              --            --          400,000         --
                              1998      143,530       --              --            --               --         --

Donald I. Wallace (1) (2)     2000      148,052       --              --            --               --         --
President, X-traWeb, Inc.     1999      127,993       --              --            --          220,000         --
                              1998      124,809       --              --            --               --         --

----------

(1) Neither Mr. Singer nor Mr. Wallace received compensation reportable as "Other Annual Compensation" which exceeded 10% of his salary in 2000.

(2) Mr. Singer is the Chairman and Mr. Wallace had been the President of X-traWeb, Inc., the Company's wholly-owned Delaware subsidiary formed in 1999, until August 31, 2001, when he resigned.



         The following table sets forth certain information regarding options owned by Messrs. Singer and Wallace at December 31, 2000:


                    AGGREGATED OPTION / SAR EXERCISE IN LAST
                      FISCAL YEAR AND OPTIONS / SAR VALUES

                                                                Number of Securities                    Value of Unexercised
                                                               Unexercised Underlying                 In-the-Money Options/SARs
                                                            Options/SAR's at Fiscal Year-End            At Fiscal Year End ($)
                                                           ----------------------------------       ----------------------------
                     SHARES ACQUIRED      VALUE
NAME                 ON EXERCISE (#)      REALIZED         UNEXERCISABLE          EXERCISABLE       UNEXERCISABLE    EXERCISABLE
----                 ---------------      --------         -------------          -----------       -------------    -----------
David D. Singer              0               0               240,000(2)            210,000(1)        $740,000               --

Donald Wallace               0               0               152,000(4)             68,000(3)        $441,000               --

----------
(1) Options to purchase 50,000 shares were exercisable as of December 31, 1998 and an additional 160,000 were exercisable as of December 31, 2000.

(2) The stock options are exercisable as follows: 80,000 shares on November 11, 2001, 80,000 shares on November 11, 2002, and 80,000 shares on
         November 11, 2003.

(3)      Options to purchase 68,000 were exercisable as of December 31, 2000.

(4) One stock option is exercisable as follows: 24,000 shares on November 11, 2001, 24,000 shares on November 11, 2002, and 24,000 shares on
         November 11, 2003. In addition, another stock option is exercisable as follows: 20,000 on April 22, 2001, 20,000 on April 22, 2002, 20,000 on
         April 22, 2003 and 20,000 shares on April 22, 2004.

         For the purpose of computing the value of " in-the-money" options at December 31, 2000 in the above table, the fair market value of a share of the Company Common Stock at December 31, 2000 is deemed to be $1.19 per share, which was the average of the high and low prices of such shares on the American Stock Exchange on such date.

OPTIONS GRANTS IN LAST FISCAL YEAR

         The Company did not grant any options during the fiscal year ended December 31, 2000 to the CEO or any other executive officer who received compensation of at least $100,000 during such fiscal year.

RETIREMENT PLANS

         The Company adopted a tax-exempt qualified profit-sharing with a
Section 401(k) feature in 1996 for the benefit of its eligible participants, i.e., its full time employees who perform at least 1,000 house of service during a 12-month period. The Company made no contribution to such plan during the fiscal year ended December 31, 2000 or any other fiscal year.

TRANSACTION INVOLVING OFFICERS, DIRECTORS OR AFFILIATES

         The Company has renewed its officers and directors indemnification insurance coverage. This insurance covers directors and officers individually where exposures exist other than those for which the Company is able to provide direct or indirect indemnification. This policy runs from February 12, 2001 to February 12, 2002 at a total cost of $82,000. The insurance carrier is National Union Fire Insurance Co.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is comprised solely of two independent, non-employee Directors and an outside counsel. The Compensation Committee reviews and approves all compensation plans, benefit programs, and perquisites for executives and other employees. The Compensation Committee sets the salary of the Chief Executive Officer ("CEO"), sets relative relationships between the CEO salary and salary of other key executives, and recommends to the Board the compensation program for Directors. The Compensation Committee reviews and approves management recommendations for stock option grants under the Company's stock option plans. The Compensation Committee periodically reviews the job performance of the CEO.

COMPENSATION PHILOSOPHY

         The Company's executive compensation program has been designed to attract and retain exceptional executives who seek a long-term association with the Company and who enjoy the challenge of pay for performance. The basic program consists of a cash compensation component: a base salary. A second component, ownership-linked stock options, is used for executive retention, to attract new key people, to recognize accomplishments and individually tailored business growth programs, and to align the long-term interests of eligible executives with those of the stockholders. A third component is a performance-based annual bonus, commencing with calendar year 2001.

BASE SALARY

         The base salary for the CEO is set annually, taking into consideration Company sales and potential growth in sales and profits, overall job performance, and pay levels for CEOs of corporations of similar size. The Committee uses, as a reference, up-to-date information on compensation practices of other companies from several independent sources. Base salary is then set so as to represent substantially all of total attainable compensation, the balance of which is fully contingent upon the achievement of both qualitative and quantitative levels of performance and stockholder return. Mr. Singer's base salary is $200,000 effective as of January 1, 2000 and continued at such base level as of January 1, 2001. His prior increase as Chief Executive Officer of the Company was on January 1, 1998. Mr. Singer's base salary is considered to be at approximately the median base compensation level paid to chief executive officers of corporations of a similar size and complexity to the Company.


STOCK OPTIONS

         The second compensation component is an ownership-linked stock option program, which provides long-term incentives to executives that are aligned with the interests of the Company's stockholders. Stock options, granted at market prices, typically vest annually in 20% increments over five years. A longer term perspective is established by the sequential vesting of options. The program is designed to encourage senior executives to be long-term stockholders and to have owner concern and care for the Company as a whole. The intent of the option program is to provide an executive with the opportunity for financial gain which is larger than such person's base salary and potential bonus (if any) but which takes much longer to achieve, and which requires meaningful long-term growth in the market price of the Company's Common Stock for the gain to be realized.

         The size and frequency of option grants are based on a level of responsibility, performance of the Company as a whole and the executive's personal performance. Annually, both financial and non-financial specific goals are set aimed at building future marketplace strengths and achieving corporate success factors. Other option grants may be based upon management's specific recommendations, and review and approval by the Compensation Committee. In the case of employees of the Company, grants are made under the Company's 1998 Employee Incentive Stock Option Plan.

         Commencing with options granted in November, 1999, such options typically contain a "change in control" provision which, if satisfied, would automatically accelerate the vesting schedule contained in each such option to 100% thereof at such time.

ANNUAL CASH AND/OR INCENTIVES BONUSES

         Commencing with 2001, the Company adopted a pay-for-performance annual bonus program which is a cash-based and stock-based compensation component for senior executives of the Company. Executives in this program earn a bonus set by specific performance levels in areas applicable to their individual business area. The plan is designed to reward efficient, profitable performance with the highest payout. The intent is to encourage management decisions that will provide the best financial results for the Company.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   AMONG WORLD WIRELESS COMMUNICATIONS, INC.,
            NASDAQ MARKET VALUE INDEX AND MEDIA GENERAL DIVERSIFIED
                       COMMUNICATION SERVICES GROUP INDEX

                               [PERFORMANCE GRAPH}


                                                                10/23/97      12/31/97   12/31/98   12/31/99    12/31/00   7/31/01
                                                                --------      --------   --------   --------    --------   -------
WORLD WIRELESS COMMUNICATIONS, INC.                             100.00        106.25       16.40      32.81       16.67      3.75
MEDIA GENERAL DIVERSIFIED COMMUNICATION SERVICES GROUP INDEX    100.00         96.00      102.79     168.84       76.28     47.51
NASDAQ MARKET VALUE INDEX                                       100.00         98.77      139.30     245.69      154.43    128.04


Malcolm P. Thomas, Chairman
Charles Taylor
Stephen R. Field, Esq.

SECTION 162(M)

         Section 162(m) of the Internal Revenue Code of 1986 as amended generally limits the Company's ability to deduct compensation in excess of $1 million paid to the Company's CEO or other executive officers named in the Summary Compensation Table contained in this Proxy Statement. Since the Company's executive officers earn below such level of compensation, this provision is not applicable to the Company.

PERFORMANCE GRAPH

         The above table compares cumulative total return for the Company's Common Stock with the comparable cumulative return of two indexes for the period from October 23, 1997 through July 31, 2001. The Securities and Exchange Commission's proxy rules require the use of two comparable indexes. Under those rules, one index used for comparison may be a published industry or line-of-business index. The Media General Diversified Communication Service Group Index is such an index. Also, under such rules, the NASDAQ Market Value Index is another such index.

         The table assumes $100 invested on October 23, 1997 in the Company's Common Stock and $100 invested at that same time in each of the comparable indexes. The comparison assumes that all dividends are re-invested, although the Company paid no dividends to date.



REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee hereby reports as follows:

                  (1) The Audit Committee has reviewed and discussed the audited financial statement with the Company's management.

                  (2) The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees).

                  (3) The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. I (Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP their independence.

                  (4) Based on the review and discussion referred to in Paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                    Charles Taylor - Chair
                                    Malcolm P. Thomas
                                    M. Robert Carr



AUDIT AND NON-AUDIT FEES

                  For the fiscal year ended December 31, 2000, the Company paid Deloitte & Touche LLP fees for services provided by it as follows:

1.       Audit                                                                        $35,252.00

2.       Financial information systems design and implementation                      $     -0-

3.       All other services (including corporate tax consulting ($24,000)
         and other services ($0))                                                     $24,000.00

         The Board of Directors of the Company adopted a written charter for the Audit Committee which is attached as an appendix to this Proxy Statement.

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent accountants, to be the Company's auditors for the year 2001 and recommends to stockholders that they vote for ratification of that appointment.

         Deloitte & Touche LLP served in this capacity for the year 2000 since May 1, 2000.

         The appointment of independent accountants is approved annually by the Board of Directors and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of non-audit services, and the estimated fees for the coming year. The Committee also reviews and approves non-audit services to ensure that they will not impair the independence of the accountants.

         Before making its recommendations to the Board of Directors for appointment of

Deloitte & Touche LLP, the Audit Committee carefully considered that firm's qualifications as independent accountants for the Company. This included consideration of its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP in all of these respects. The Committee's review included inquiry concerning any litigation involving Deloitte & Touche LLP and any proceedings by the Securities and Exchange Commission against the firm. In this respect, the Committee has concluded that the ability of Deloitte & Touche LP to perform services for the Company is in no way adversely affected by any such litigation or investigation.

         A representative of Deloitte and Touche LLP will be present at the stockholders meeting and will have the opportunity to make a statement if such person desires to do so and will be available to respond to appropriate questions.

         The Board of Directors of the Company unanimously recommends a vote FOR this Proposal No. 2.


PROPOSAL NO. 3 - APPROVAL FOR THE ISSUANCE OF UP TO 27,810,542 SHARES OF COMMON STOCK TO AN AFFILIATE OF THE COMPANY'S LARGEST STOCKHOLDER.

         Senior Secured Indebtedness Financing

(a)      May 17, 2001 Financing

                  On May 17, 2001, the Company sold an investment unit consisting of (a) $2,250,000 principal amount of its Senior Secured Convertible Notes (the "2001 Notes") and (b) warrants to purchase 1,125,000 shares of Common Stock of the Company to Lancer Offshore, Inc., an affiliate of the Company's largest stockholder, in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"), subject to the following terms and conditions.

                  1. The 2001 Notes bear simple interest at the rate of 15% per annum and mature on September 15, 2001, unless they are mandatorily converted into shares of the Company's Common Stock prior to such date.

                  2. Under the 2001 Notes, the Company received the principal amount of $1,125,000 on May 17, 2001 and the holder agreed to loan the additional amount of $1,125,000 on or before July 15, 2001, provided that the Company raised a minimum of $2,000,000 in equity from persons other than Michael Lauer and his affiliates, including Lancer Offshore Inc., Lancer Partners L.P., and The Orbiter Fund Ltd.

                  3. The 2001 Notes are secured by a first security interest of substantially all of the Company's assets, including its machinery, equipment, automobiles, fixtures, furniture, accounts receivable and general intangibles, including patents, patent applications and any stock in any subsidiary.

                  4. Under the 2001 Notes, the Company and Lancer Offshore, Inc. may jointly agree to increase the amount of the loan to a total of $5,000,000 with a pro rata increase in the amount of Warrants issuable by the Company.

                  5. The 2001 Notes were mandatorily convertible into shares of our Common Stock at the rate of $0.50 per share (i.e. one share for each $0.50 of debt) upon
                           (i) our receipt of approval of our shareholders at a meeting of such conversion and (ii) our receipt of $2,000,000 in equity from persons other than Michael Lauer and his affiliates on or before December 31, 2001.

                  6. The Company agreed to give Lancer Offshore, Inc. registration rights with respect to the shares issuable upon conversion of the 2001 Notes and upon exercise of the warrants granted to it.

                  7. Any event of default under the 2001 Notes will require the issuance of 1,000,000 shares of our Common Stock commencing with the month in which such default first occurs and thereafter in each such month in which such default is not cured, up to a maximum amount of 10,000,000 shares of our Common Stock.

                  8. The warrants issued and potentially issuable to Lancer Offshore Inc. had an exercise price of $0.50 per share, expire on the fifth anniversary date of the date of issuance and may be exercised in whole or in part, but the shares subject thereto are issuable only upon the approval of such issuance by our shareholders at a meeting. The Company issued a warrant to purchase 562,500 shares of its Common Stock, expiring on May 16, 2006, as a result of the loan of $1,125,000 to us.

                  9. The Company agreed to pay a finder's fee to Capital Research Ltd. and Sterling Technology Partners of a total of 10% of the gross proceeds received by us on the sale of the 2001 Notes payable on each closing of a tranche of the financing under the 2001 Notes.


         On May 17, 2001, the average of the high and low price per share of the Company's Common Stock was $0.675, which was higher than the conversion rate of one share for each $0.50 of debt and the exercise price of each warrant of $0.50 per share.

(b) August 7, 2001 Financing

                  The Company failed to meet the conditions described in item 2 above on the May 17, 2001 financing by July 15, 2001. As a result, on August 7, 2001, Lancer Partners L.P., another affiliate of our largest stockholder, agreed to loan us an additional $875,000 as part of the 2001 Notes on the following terms and conditions:

                  1. Lancer Partners L.P. agreed to loan the Company the additional amount of $350,000 on August, 2001 provided our Board approved the terms of the August 7, 2001 financing (which it did). The Company issued an additional 2001 Note for the $350,000 loan.

                  2. Lancer Partners L.P. agreed to loan the Company $275,000 on or about September 15, 2001 and $250,000 on or about October 15, 2001, provided that the Company raised a minimum of $1,500,000 in equity from persons other than Michael Lauer and his affiliates, including Lancer Offshore Inc., Lancer Partners L.P. and The Orbiter Fund Ltd., on or before September 15, 2001. Each of these additional loans would mature on December 15, 2001 unless mandatorily converted into shares of our Common Stock.

                  3. This tranche of $875,000 comprising the 2001 Notes is mandatorily convertible into shares of our Common Stock at the rate of $0.20 per share (i.e. one share for each $0.20 of debt) upon (a) the receipt of approval of our stockholders at a meeting of such conversion and (b) our receipt of $2,000,000 of equity from non-Lancer entities or affiliates by December 31, 2001.

                  4. The Company agreed to issue additional warrants to purchase up to an additional 562,500 shares of our Common Stock if the entire $875,000 is loaned by Lancer Partners L.P. to the Company. As a result of the $350,000 loan made on August 7, 2001, the Company issued a warrant to purchase an additional 225,000 shares of our Common Stock, expiring on August 6, 2006, at an exercise price of $0.30 per share.

                  5. The Company agreed as a condition to the August 7, 2001 financing to reduce its operating budget to a monthly burn rate (i.e. the excess of its expenditures over revenues received, in each case determined on a cash basis) of not greater than $250,000 effective September 1, 2001 and to curtail all its discretionary spending of funds until additional equity is raised.

                  6. The Company agreed to provide Lancer Partners L.P. with fully executed loan agreements, Uniform Commercial Code and other filings and warrant agreements by August 15, 2001, which were executed and delivered by both parties on August 21, 2001.

                  7. The terms set forth in the May 17, 2001 financing described in 1, 3, 4, 6, 7 and 9 apply with the same force and effect to the August 7, 2001 financing.

                  In addition, under the August 7, 2001 financing, the Company agreed to amend the May 17, 2001 financing as follows:

                  (i) The $1,125,000 principal amount comprising a portion of the 2001 Notes is now mandatorily convertible into shares of our Common Stock at the rate of $0.20 per share (i.e. one share for each $0.20 of debt);

                  (ii) The Company agreed to give Lancer Offshore Inc. and Lancer Partners L.P. full anti-dilution protection in the event the Company sold shares of its Common Stock at a price of less than $0.20 per share during the one-year period commencing on May 12, 2001;

                  (iii) The exercise price of the warrant to purchase 562,200 shares of our Common Stock was reduced to $0.30 per share which term will also apply to any additional warrants issued in such the financing transactions; and

                  (iv) The maximum amount of shares of our Common Stock issuable in the event of continuing monthly defaults was increased to 12,500,000 from 10,000,000.

         On August 7, 2001, the average of the high and low price per share of the Company's Common Stock was $0.38, which was higher than the conversion rate of one share for each $0.20 of debt and the exercise price of each warrant at $0.30 per share.

(c) September 2001 Financing

         The Company failed to meet the condition described in Item 2 above on the August 7, 2001 financing by September 15, 2001. Despite such failure, Michael Lauer and Lancer Partners L.P. loaned the Company an additional $100,000 and $175,000 on September 6, 2001 and September 18, 2001, respectively, which loans mature on December 15, 2001. As a result thereof, the Company issued a separate note comprising part of the 2001 Notes to these parties (which collectively are mandatorily convertible into 1,375,000 shares of our Common Stock at $0.20 per share) and also issued two warrants to purchase an aggregate of 176,786 shares of our Common Stock at $0.30 per share.

         In addition, the parties amended the August 7, 2001 financing as follows:

                  (i) The maturity date of the two tranches of the 2001 Notes totaling $1,475,000 in principal amount was extended from September 15, 2001 until October 15, 2001; and

                  (ii) The creditors extended the time for the Company to raise $1,500,000 until October 15, 2001 as a condition to the issuance of the $250,000 loan on or about October 15, 2001.

         Also, the holders of the 2001 Notes acknowledged that there was no default of any kind as of September 14, 2001.

         On September 8, 2001 and September 16, 2001, the average of the high and low price per share of the Company's Common Stock was $0.255 and $0.235, respectively, which was higher than the conversion rate of one share for each $0.20 of debt, but lower than the exercise price of each warrant at $0.30 per share.

         American Stock Exchange Rules

         Under applicable American Stock Exchange Rules, the Company is required to obtain the approval of its stockholders where the Company proposes to issue shares of its common stock (i) to a controlling stockholder at a per share price less than the market value thereof and (ii) such issuance involves an amount of shares that is more than 5% of the number of the corporation's then issued and outstanding shares of common stock in any one year. Such rule applies to the Company's recent financing transaction with, and the loans made through September 30, 2001, by Lancer Offshore, Inc., Lancer Partners L.P. and Michael Lauer. Accordingly, the approval of the Company's stockholders is required in order to permit the mandatory conversion of the 2001 Notes owned by Lancer Offshore, Inc., Lancer Partners L.P. and Michael Lauer into shares of the Company's Common Stock at the conversion rate of one share for each $0.20 amount of debt. The affirmative vote of a plurality of the shares of Common Stock present at the Annual Meeting in person or by proxy is needed to approve the mandatory conversion of the shares of Senior Secured Notes owned by Lancer Offshore, Inc., Lancer Partners L.P. and Michael Lauer into shares of Common Stock and the issuance of the shares of Common Stock upon the exercise of the warrants granted to Lancer Offshore, Inc., Lancer Partners L.P. and Michael Lauer in connection with the above financing.

         If Lancer Offshore Inc., Lancer Partners L.P. and Michael Lauer loan the Company a total sum of (i) $5,000,000, (ii) the stockholders approve the mandatory conversion of the 2001 Notes and (iii) if the Company receives $2,000,000 in equity from non-Lancer and Michael Lauer sources on or before December 31, 2001, such parties would acquire, in the aggregate, an additional 25,000,000 shares of the Company's Common Stock upon such mandatory conversion. If Lancer Offshore, Inc., Lancer Partners L.P. and Michael Lauer loan the Company a total of $5,000,000, such parties would also be entitled, in the aggregate, to receive warrants to purchase 2,812,512 shares of the Company's Common Stock, although such three parties could not exercise the warrants without prior stockholder approval.

         Such acquisitions (including the assumed exercise of the above-described warrants) would increase the ownership of the group consisting of Michael Lauer, Lancer Offshore, Inc., Lancer Partners L.P. and The Orbiter Fund Ltd. of the shares of the Company's Common Stock from 23.4% to 59.3% (excluding the potential issuance of 25,000,000 shares of the Company's Common Stock if Proposal No. 4 is approved by the Company's stockholders and the Company sells all of the units of its Senior Preferred Stock and warrants described in such Proposal) or from 23.4% to 41.6% (assuming the issuance of 25,000,000 shares of the Company's Common Stock if Proposal No. 4 is approved by the Company's stockholders and the Company sells all of the units of its Senior Preferred Stock and warrants described in Proposal No. 4). Such increase in ownership by the group consisting of Michael Lauer, Lancer Offshore, Inc., Lancer Partners L.P. and The Orbiter Fund Ltd. would, in either such case, give such group the most significant influence in the election of all of the members of the Board of Directors of the Company and control of all major corporate decisions involving the vote of stockholders of the Company. The chart under "PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP" discloses the current beneficial ownership of the Company as of September 18, 2001 and the revised beneficial ownership of the Company of such group of 41.4% if the stockholders approve Proposals No. 3, 4 and 5, and if Lancer Offshore, Inc., Lancer Partners L.P. and Michael Lauer loan the Company a total of $5,000,000, as reflected in columns 5 and 6 of such chart. Such chart also discloses the revised beneficial ownership of the Company of such group of 25.7% if the stockholders approve Proposals No. 3 and 5 and if each of Lancer Offshore, Inc., Lancer Partners L.P. and The Orbiter Fund Ltd. do not loan the Company any amount in excess of the current $1,750,000 principal amount of loans outstanding as of September 30, 2001 or do not loan the Company a total of $5,000,000, as reflected in columns 3 and 4 of such chart.

         The Company has plans to raise up to $4,000,000 during the twelve-month period ending October 15, 2002 as its minimum capital needs during such period based on the restriction under its secured financing agreement that limits the Company to a monthly burn rate (i.e. the excess of its expenditures over revenues received, in each case determined on a cash basis) of not greater than

$250,000 while the 2001 Notes remain outstanding during such period. The Company is currently seeking to raise such amount within the next 12 months and currently has an offering to sell up to 20 units of its Senior Preferred Stock and warrants described under Proposal No. 4 hereof.

         The Board of Directors of the Company has determined that the transaction it engaged in with Lancer Offshore, Inc., Lancer Partners L.P. and Michael Lauer was in the best interest of all of the stockholders of the Company and was necessary to fund the Company's operations and working capital needs.

         The Board of Directors of the Company unanimously recommends a vote FOR this Proposal No. 3.

PROPOSAL NO. 4 - APPROVAL FOR ISSUANCE OF UP TO 25,000,000 SHARES OF COMMON STOCK IN CONNECTION WITH THE COMPANY'S RECENT SENIOR
PREFERRED STOCK / WARRANT PRIVATE PLACEMENT TRANSACTION

         The Company is currently attempting to raise up to $5,000,000 through the sale of up to 20 units, each consisting of (i) 50 shares of the Company's 8% Senior Cumulative Convertible Preferred Stock (the "Preferred Stock" or the "Senior Preferred Stock") and (ii) a detachable one-year warrant to purchase 416,667 shares of the Company's Common Stock expiring on July 15, 2002, at an exercise price of $0.30 per share, subject to certain adjustments (individually, each a "Warrant" and collectively the "Warrants"), with the purchase price for each unit of $250,000 payable in cash upon subscription. The offering qualifies as a private placement exempt from registration under the Securities Act of 1933, as amended. If the Company sells all of the units in the offering, and if all the Warrants are exercised, the Company would be issuing an additional 25,000,000 shares of its Common Stock.

         As of September 30, 2001, the Company did not sell any of the units described above but is currently engaged in seeking purchasers of the units. Although no such units have yet been sold, the Company will continue to pursue such offering during the next 12 months as part of its attempt to obtain additional financing to fund its operations.

         Each share of the Company's new Senior Preferred Stock has the following characteristics:

         (a)      has a 8% cumulative dividend;

         (b) constitutes the senior series of any preferred stock the Company may issue;

         (c)      is non-voting;

         (d) subject to the approval of the Company's stockholders at a meeting, is mandatorily convertible into shares of the Company's Common Stock at the conversion rate of 16,667 shares of Common Stock for each share of Senior Preferred Stock (or $0.30 per share) (or up to a potential maximum total of 16,666,667 shares of the Company's Common Stock if all 1,000 shares of the Company's Senior Preferred Stock are sold in such private placement transaction);

         (e) may be redeemed by the Company, at its option, between September 15, 2001 and September 15, 2003 for the amount of the liquidation preference and any deemed and upon cumulative dividends; and

         (f) has a first priority in liquidation of $5,000 per share, plus the amount of unpaid cumulative dividends, payable from the Company's assets after its payment (or its making of adequate provision for the payment) of all claims of its creditors.

         The Company agreed to give the holders of the Senior Preferred Stock and the Warrants registration rights with respect to the shares issuable upon the conversion of the shares of the Senior Preferred Stock and the exercise of the Warrants.

         Each Warrant entitles the holder to purchase 416,667 shares of the Company's Common Stock at an exercise price of $0.30 per share, subject to certain adjustments (such as stock splits, stock dividends or reverse stock splits), exercisable in whole or in part by the holder at any time after the date the stockholders of the Company at a meeting approve the issuance of the shares of the Company's Common Stock issuable upon such exercise.

         American Stock Exchange Rules

         Under applicable American Stock Exchange Rules, the Company is required to obtain the approval of its stockholders where the Company plans to sell, issue or potentially issue an amount of shares equal to 20% or more of the corporation's presently outstanding shares of its common stock for less than the greater of book or market value of the stock. Such rule applies to the Company's current preferred stock /warrant financing. Accordingly, the stockholders of the Company must approve the mandatory conversion of each share of the Company's Senior Preferred Stock into shares of the Company's Common Stock at the conversion rate of 16,667 shares of Common Stock for each share of Senior Preferred Stock as well as approve the issuance of the shares of Common Stock upon the exercise of the Warrants held by the holders of the Senior Preferred Stock. The affirmative vote of a plurality of the shares of Common Stock present at the Annual Meeting in person to by proxy is needed to approve the mandatory conversion of the shares of Senior Preferred Stock and the issuance of the shares of Common Stock shares issuable upon the exercise of the Warrants held by the holders of the Senior Preferred Stock.

         If the stockholders approve the mandatory conversion of the Senior Preferred Stock and the issuance of the shares issuable upon the exercise of the Warrants held by the holders of the Senior Preferred Stock, and if all 20 units of the preferred stock/warrant financing are sold, the Company would be issuing an additional 16,666,667 shares of Common Stock, and if all the Warrants were exercised, an additional 8,333,333 shares of Common Stock pursuant thereto. Such issuance of 25,000,000 shares of Common Stock would also represent a 60.8% increase in the number of shares of the Company which are issued and outstanding (after taking into account the shares of Common Stock issuable based on the $1,750,000 of the 2001 Notes outstanding as of September 30, 2001, assuming that the conditions for the mandatory conversion of the 2001 Notes are satisfied ). The chart under "PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP" discloses the potential dilutive effect of this transaction on the principal stockholders of the Company and on the officers and directors who are stockholders.

         The Board of Directors of the Company has determined that the Senior Preferred Stock/warrant private placement transaction is necessary to fund the Company's operations and working capital needs.

         The Board of Directors of the Company unanimously recommends a vote FOR this Proposal No. 4.

PROPOSAL NO. 5 - APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK.

         The Board of Directors of the Company has approved and, although not required under applicable Nevada law, seeks the approval by the stockholders of the Company of an amendment to the Company's Articles of Incorporation increasing the number of shares of authorized Common Stock from 50,000,000 shares, $.001 par value per share, to 100,000,000 shares, $.001 par value per share. The Company decided to obtain the approval of its stockholders because of the potential increase in the number of shares that the Company might have issued and outstanding.

         The Company's amendment would change Article IV of its Articles of Incorporation as shown below:

         "ARTICLE IV - STOCK

                  The aggregate number of shares which this corporation shall have authority to issue is 100,000,000 [50,000,000] shares of Common Stock having a par value of $.001 per share. All common stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment. The corporation shall also have authority to issue 1,000,000 shares of Preferred Stock having a par value of $.001 per share and to be issued with such rights, preferences and designations and in such series as determined by the Board of Directors of the corporation." (Addition is showing by underlining; deletion is shown by brackets.)

         As of the record date for the Annual Meeting, the Company had 31,387,087 shares issued and outstanding and 4,956,743 reserved for issuance or a total of 36,343,830 shares of Common Stock. If the stockholders of the Company approve Proposals No. 3 and 4 set forth herein, and the maximum number of shares issuable under each such proposal is issued, the Company will exceed the number of authorized shares of Common Stock available for issuance and, hence, recommends that the increase in the number of shares of the Company's authorized stock occur. Specifically, if Proposal No. 3 alone is approved by the stockholders at the Annual Meeting, and if the maximum number of shares issuable thereunder were issued, the Company's issued and outstanding shares would increase from 31,387,087 to 59,199,599, an increase of 88.6%. If, on the other hand, the stockholders only approve Proposal No. 4 set forth herein, and the maximum number of shares issuable under such proposal is issued, the Company's issued and outstanding shares would increase from 31,387,087 to 56,387,087, an increase of 79.7%. If the stockholders approve both Proposals No. 3 and 4 set forth herein, and the maximum number of shares issuable under each such Proposal, the Company's issued and outstanding shares would increase from 31,387,087 to 84,199,599, an increase of 168.3%.

         If the amendment to the Company's Articles of Incorporation is adopted, an additional 63,656,170 shares of Common Stock (less the amount to be issued if Proposals No. 3 and 4 are approved) would be available for future issuance without further stockholder approval, except as required by applicable law or regulation. If Proposals No. 3 and 4 are approved by the stockholders, and the maximum number of shares issuable under each such Proposal is issued, the Company would have 15,800,401 shares available for future issuance.

         The increase in the Company's authorized shares of Common Stock has a general effect of deterring a future tender offer or other takeover attempt that some stockholders might view to be in the best interests at that time. In addition, such increase may have the effect of assisting or current management to keep its position and place it in a better position to resist changes which some stockholders may want to make if dissatisfied with the conduct of the Company's business.

         Except for the issuance or reservation of shares required if the stockholders approve Proposals No. 3 and 4 hereof, the Company has no present plan, commitment or understanding for the issuance of any shares of the newly authorized shares of Common Stock. However, such additional shares of Common Stock would be available for future issuance by the Board of Directors for general corporate purposes without further stockholder certain except as required by applicable law or regulation, including future stock splits, stock dividends, financings and acquisitions.

         Each additional share of Common Stock authorized by the proposed amendment will have the same rights and privileges as each share of the outstanding Common Stock. The holders of Common Stock have no preemptive rights to subscribe for any additional shares of Common Stock of the Company that may be issued.

         The Board of Directors unanimously recommends a vote FOR this Proposal No. 5.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of the outstanding shares of the Company's Common Stock to file certain reports on Securities and Exchange Commission Forms 3, 4, and 5 with respect to their beneficial ownership of the Company's equity securities.

         Based solely upon a review of Forms 3 and 4 furnished to the Company pursuant to Securities and Exchange Commission Rule 16a-3(e) during its fiscal year ended December 31, 2000, and certain written representations furnished to the Company, it appears that the Company's executive officers of the Company duly complied with such requirement. However, Michael Lauer failed to file Form 3 on a timely basis. The Company believes that such failure to file such reports on a timely basis was inadvertent and has implemented routine procedures designed to remind its officers and directors and more than 10% owners periodically of the filing requirements.

PROPOSALS BY STOCKHOLDERS

         In order for a proposal of a stockholder to be included in the Board of Directors' Proxy Statement for the Company's 2002 Annual Meeting, it must be received at the principal executive office of the Company on or before June 14, 2002, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Such a proposal must comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the Proxy Statement. If the Company receives a proposal from a stockholder for inclusion in such Proxy Statement after June 14, 2002, such proposal will not be timely and, hence, will not be included in such Proxy Statement.


OTHER MATTERS

         The Board of Directors of the Company is not aware of other matters which may come before the meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.

         REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT AT THE MEETING, IT WOULD BE APPRECIATED IF YOU WOULD COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

David D. Singer,
President


October 12, 2001

APPENDIX A

                       WORLD WIRELESS COMMUNICATIONS, INC.
                                   CHARTER OF
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


1.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial reports and other financial information provided by World Wireless Communications Inc. (the "Corporation") to any governmental body or the public; the Corporation's systems of internal controls regarding financial, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all level. The Audit Committee's primary duties and responsibilities are to:

         o Serve an independent and objective party to monitor the Corporation's financial reporting process and internal system.

         o Review and appraise the audit efforts of the Corporation's independent accountants, and internal auditing department.

         o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

         The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with management quarterly to review the Corporation's financials consistent with IV.4.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update the Charter periodically, at least annually, as conditions dictate.

2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and, if deemed necessary, the independent accountants each for 10-Q and each form 10-K prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence in accordance with the guidelines of the Independence Standards Board.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization's financial statements.

Internal Audit

8.       Review and approve the internal audit plan for the coming year.

9. Review the organizational structure, qualifications of the internal audit department and performance.

Financial Reporting Processes

10. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting process, both internal and external.

11. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

12. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

13. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

14. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

15. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

16. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

17. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

18. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

19. Review, with the organization's counsel, legal compliance matters, including corporate securities trading policies.

20. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

21. Perform any other activities consistent with this Charter, the Corporation's Articles of Incorporation and By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                       WORLD WIRELESS COMMUNICATIONS, INC.
                    5670 Greenwood Plaza Boulevard, Penthouse
                        Greenwood Village, Colorado 80111

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints DAVID D. SINGER AND ROBERT W. HATHAWAY as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all of the shares of Common Stock of World Wireless Communications, Inc. held of record by the undersigned on September 24, 2001, at the Annual Meeting of Stockholders to be held on November 5, 2001, or at any adjournment thereof. Management recommends a vote FOR the election of all directors and FOR each of the following proposals:

1. To elect four directors to serve for a one-year term and until their successors are duly elected and qualified;

         FOR ALL NOMINEES LISTED BELOW (MARK "X" FOR ONE BOX ONLY):          [ ]
                           DAVID D. SINGER
                           CHARLES TAYLOR
                           MALCOLM P. THOMAS
                           M. ROBERT CARR

         WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE:           [ ]

         WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE (BY WRITING THE NAME OF THE NOMINEE BELOW)

                           ------------------------------------

                           ------------------------------------

                           ------------------------------------

2.       To ratify the appointment of independent auditors:

                  FOR [ ]               AGAINST [ ]                ABSTAIN [ ]

3. To approve (a) the mandatory conversion of up to $5,000,000 in principal amount of the Company's Senior Secured Notes issuable to a group comprising the Company's largest stockholder, Michael Lauer, Lancer Offshore, Inc. and Lancer Partners L.P., and their affiliates (including the Senior Secured Notes dated May 17, 2001, August 7, 2001, September 6, 2001 and September 17, 2001 totaling $1,750,000 in principal amount issued to such group and outstanding as of September 30, 2001), into up to 25,000,000 shares of the Company's Common Stock and (b) the issuance of up to 2,810,542 shares of the Company's Common Stock pursuant to the exercise of the warrants which may be granted to such creditors in connection with such financing (including the warrants to purchase 964,286 shares outstanding as of September 30,
         2001):

                  FOR [ ]               AGAINST [ ]                ABSTAIN [ ]

4. To approve (a) the mandatory conversion of the Company's shares of Senior Preferred Stock issuance in a financing into up to 16,666,667 shares of the Company's Common Stock and (b) the issuance of up to 8,333,333 shares of the Company's Common Stock pursuant to the exercise of the warrants which may be issued to the holders of the Senior Preferred Stock:

                  FOR [ ]               AGAINST [ ]                ABSTAIN [ ]

5. To approve an amendment to the Company's Articles of Incorporation increasing the Company's authorized capital stock from 50,000,000 shares of Common Stock, $.001 par value, to 100,000,000 shares of Common Stock, $.001 par value:

                  FOR [ ]               AGAINST [ ]                ABSTAIN [ ]

6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

            THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO CONTRARY INDICATION IS MADE, THE AGREEMENT WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR PROPOSALS NO. 2 THROUGH 5.

            PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                              ----------------------------------
                                                           SIGNATURE

                                              DATED:                      , 2001
                                                    ----------------------


                                              ----------------------------------
                                              SIGNATURE IF HELD JOINTLY


                                              DATED:                      , 2001
                                                    ----------------------

                                              BY:
                                                 -------------------------------
                                                    ENTITY AUTHORIZED PERSON

                                              DATED:                      , 2001
                                                    ----------------------


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.